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                                                                           10.59

                                   PROMISSORY NOTE


     FOR VALUE RECEIVED, the undersigned, Arnold Circuits, Inc., a California corporation ("Arnold Circuits") promises to pay to XCEL Arnold Circuits, Inc., a New Jersey corporation (the "Lender") Six Hundred Fifty Thousand and 00/100 Dollars ($650,000.00), together with interest, as follows:

     1. ASSET PURCHASE AGREEMENT. This Note evidences a loan in the amount of $650,000.00 (the "Loan") made pursuant to the terms of an Asset Purchase Agreement dated as of January 9, 1998 by and between, INTER ALIA, Arnold Circuits and the Lender, as amended (the "Asset Purchase Agreement"), pursuant to which Arnold Circuits has acquired certain assets of the Lender. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Asset Purchase Agreement.

     2. TERM; PAYMENT; INTEREST RATE. The term of this Note is three (3) years from the date of execution hereof. The principal amount of this Note shall be repaid as follows: 1) One Hundred Twenty Five Thousand and 00/100 Dollars ($125,000.00) shall be due and payable on the first anniversary of the date of this Note; 2) One Hundred Twenty Five Thousand and 00/100 Dollars ($125,000.00) shall be due and payable on the second anniversary of the date of this Note; and 3) the balance remaining shall be due and payable on the third anniversary of the date of this Note. Interest on this Note shall accrue at the rate of 8.5% per annum based on a 365-day year, which interest shall be due and payable monthly on the 1st day of each month beginning with the 1st day of May, 1998.

     3. PREPAYMENTS. This Note and any and all interest thereon may be prepaid, in whole or in part, by Arnold Circuits at any time, and from time to time, and without penalty, provided that no prepayment may be made by Arnold Circuits until the Lender or any Holder of the Note shall have received a written notice of the prepayment not less than ten (10) days prior to such prepayment.

     4. DEFAULT. Arnold Circuits shall be in default under this Note upon the occurrence of: (i) any of the events specified in Section 4(a) hereof and the failure to cure such default within ten (10) days after receipt of written notice thereof from the Lender; or (ii) any of the events specified in Section 4(b) hereof (any of the foregoing being an "Event of Default"):

          (a) Failure to make any principal or interest payment required under this Note on the due date of such payment; or

          (b) Insolvency of, business failure of, or an assignment for the benefit of creditors by or the filing of a petition under bankruptcy, insolvency or debtor's relief law, or for any readjustment of indebtedness, composition or extension by Purchaser or any Guarantor, or commenced against Purchaser or any Guarantor which is not discharged within sixty
     (60) days.


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     5.   REMEDIES UPON EVENT OF DEFAULT.  Upon the occurrence of an Event of
Default:

          (a) specified in clause (b) of Section 4, then the entire amount of the Loan shall be automatically accelerated and immediately due and payable;

          (b) specified in clause (a) of Section 4, then the Lender may declare the entire amount of the Loan immediately accelerated, due and payable; and

          (c) the Lender shall have all of the rights and remedies provided to the Lender by the Documents, at law and in equity, by statute or otherwise, and no remedy herein conferred upon the Lender is intended to be exclusive of any other remedy and each remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute or otherwise.

     6. RIGHT OF FIRST REFUSAL. As additional consideration for the Lender's acceptance of this Note, should Arnold Circuits desire to sell substantially all of the assets of Arnold Circuits or Bertrand desire to sell a majority of the capital stock of Arnold Circuits (an "Arnold Sale") prior to the time this Note is repaid in full, Arnold Circuits or Bertrand, as the case may be, shall grant to Lender a right of first refusal to purchase the assets of Arnold Circuits or the capital stock of Arnold Circuits on terms and conditions substantially similar to those offered by any proposed third-party purchaser to Arnold Circuits or Bertrand. If (i) Arnold Circuits or Bertrand elect to offer Arnold Circuits for sale prior to the time this Note is repaid in full; (ii) Lender elects not to exercise its right of first refusal; and (iii) Arnold Circuits or Bertrand then concludes an Arnold Sale with a third party, then, upon the closing of such sale, Arnold Circuits or Bertrand shall pay to Lender (after payment of any prior secured debt) any remaining principal then due and owing on the Note, plus any accrued but unpaid interest thereon. In addition, if the aggregate purchase price and other consideration paid to Bertrand and/or Arnold Circuits in the Arnold Sale (excluding any assumption of liabilities by the Purchaser) exceeds $2.75 million, Arnold Circuits or Bertrand shall pay to Lender fifty percent (50%) of the consideration received by Arnold Circuits or Bertrand as consideration for the Arnold Sale in excess of $2.75 million (the "Lender Bonus"). The requirement to pay the Lender Bonus shall apply to any Arnold Sale occurring prior to the time this Note is repaid in full and for a period of ninety (90) days thereafter.

     If the operations of Arnold Circuits are not profitable (after adding back to profit any salary or other compensation paid to Bertrand) for the period commencing April 1, 1998 and ending on March 31, 1999, then within fifteen days of March 31, 1999, Arnold Circuits may elect to require Lender to convert $125,000 of the principal amount of this Promissory Note into a 5% equity interest in Arnold Circuits. If the operations of Arnold Circuits are not profitable (after adding back to profit any salary or other compensation paid to Bertrand) for the period commencing April 1, 1999 and ending on March 31, 2000, then within fifteen days of March 31, 2000, Arnold Circuits may elect to require Lender to convert an additional $125,000 of the principal amount of the Promissory Note into an additional 5% equity interest in the Arnold Circuits.


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     Notwithstanding the above, in the event of an Arnold Sale, and if the aggregate purchase price and other consideration paid to Bertrand and\or Arnold Circuits in the Arnold Sale (excluding assumption of liabilities) exceeds $2,000,000, Arnold Circuits or Bertrand agree to pay to Lender the net proceeds of the Arnold Sale (after payment of any prior secured debt) up to the amount of principal converted, as if such amounts were debt owed to Lender, prior to making any further distributions pursuant to the above provisions of this paragraph 6.

     7. EQUITY FUNDS. If, during the term of this Note, any equity funds are raised by Arnold Circuits, the proceeds of such equity offering sufficient to extinguish any remaining principal and accrued but unpaid interest due on this Note shall be promptly paid to Lender.

     8. CHANGES; PARTIES. This Note can only be changed by an agreement in writing signed by Arnold Circuits and the Lender. This Note shall inure to the benefit of and be binding upon Arnold Circuits and the Lender and their respective successors and assigns.

     9. WAIVER OF PRESENTMENT. Arnold Circuits and every endorser or guarantor of this Note or the obligation represented hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, assent to any extension or postponement of time of payment or any other indulgence, to any substitution, exchange or release of Collateral and to the addition or release of any other party primarily or secondarily liable.

     10. NOTE TRANSFERABLE. This Note is fully transferrable by Lender, without the consent of or notice to, Arnold Circuits.

     11. MAXIMUM RATE OF INTEREST. It is expressly stipulated and agreed to be the intent of Arnold Circuits and Lender at all times to comply with the applicable law governing the maximum rate of interest payable on or in connection with all indebtedness and transactions hereunder (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest). If the applicable law is ever judicially interpreted so as to render usurious any amount of money or other consideration called for hereunder, or contracted for, charged, taken, reserved or received with respect to any loan or advance hereunder, or if acceleration of the maturity of this Note or the indebtedness hereunder or if any prepayment by Arnold Circuits results in Arnold Circuits' having paid any interest in excess of that permitted by law, then it is Arnold Circuits' and Lender's express intent that all excess cash amounts theretofore collected by Lender be credited on the principal balance of this Note (or if this Note has been or would thereby be paid in full, refunded to Arnold Circuits), and the provisions of this Note immediately be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder. The right to accelerate maturity of this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to collect any unearned interest in the event of acceleration.

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     12.  COLLATERAL.  As security for this Note, Arnold Circuits has granted a security interest in substantially all of its assets to Lender pursuant to a Security Agreement dated of even date herewith.


     13. SUBORDINATION AGREEMENT. This Note is subject to a Subordination and Intercreditor Agreement dated as of April 10, 1998 between Lender and Fremont Financial Corporation, the terms of which are incorporated herein by reference.

     14. GOVERNING LAW. THIS NOTE SHALL BE CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF CALIFORNIA AND ARNOLD CIRCUITS AND THE LENDER BY ACCEPTANCE HEREOF CONSENT TO THE JURISDICTION OF THE FEDERAL AND STATE COURTS OF THE STATE OF CALIFORNIA TO DETERMINE ANY QUESTIONS OF FACT OR LAW ARISING UNDER THIS NOTE. ARNOLD CIRCUITS AND LENDER CONSENT TO AND CONFER PERSONAL JURISDICTION ON THE FEDERAL AND STATE COURTS OF CALIFORNIA, AND EXPRESSLY WAIVE ANY OBJECTIONS AS TO VENUE IN ANY OF SUCH COURTS, AND AGREE THAT SERVICE OF PROCESS MAY BE MADE BY MAILING A COPY OF THE SUMMONS TO ITS RESPECTIVE ADDRESS.

     IN WITNESS WHEREOF, Arnold Circuits, Inc. has executed this Note as of the day and year set forth below.

Dated:  March 31, 1998
                                   ARNOLD CIRCUITS, INC.


                                   By: /s/Robert Bertrand
                                      ------------------------
                                   Name: Robert Bertrand
                                        ----------------------
                                   Title: President and Chief Executive Officer




                                   AS TO PARAGRAPH 6 HEREOF:



                                    /s/Robert Bertrand
                                   ---------------------------
                                        ROBERT BERTRAND

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